EXHIBIT 32.2

In connection with the Quarterly Report of American Petroleum Group, Inc. (the "Company") on Form 10-KSB.A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, James Carroll, Chief Accounting/Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/
----------------------------------
James Carroll
Chief Financial/Accounting Officer